CERTIFICATE OF RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       ROGERS HARDWARE AND LUMBER COMPANY

     We, the undersigned, William F. Feyersen and R.H. Larson, respectively the President and Secretary of Rogers Hardware and Lumber Company, a corporation, subject to the provisions of Chapter 301, Minnesota Statutes Annotated, 1953, known as the Minnesota Business Corporation Act, do hereby certify that by unanimous action of the shareholders of said corporation pursuant to Minnesota Statutes Annotated, Section 301.37, Subdivision 5, resolutions as hereinafter set forth were adopted by the unanimous vote of the holders of all of the outstanding shares of stock in the corporation:

     RESOLVED: That the Articles of Incorporation of Rogers Hardware and Lumber Company be, and the same hereby are, amended and restated and the following restate Articles shall supersede and take the place of the existing Articles of Incorporation and all amendments thereto.

                                   ARTICLE I.
                                   ----------

     The name of this corporation shall be COMPONENT SYSTEMS, INC.

                                   ARTICLE II.
                                   -----------

     The purposes of this corporation shall be as follows:

     (a) To maintain and operate at retail and at wholesale a lumber and hardware business; to design, construct, manufacture and sell componentized and prefabricated housing; to buy, sell and in every way deal in at retail or wholesale in lumber, building materials, hardware, farm machinery and equipment of all kinds and descriptions and to furnish parts or make repairs to any and all kinds of equipment, machines and machinery and to do any and all business which is done in consistent with the foregoing and to engage in such other business as the Board of Directors of this corporation shall from time to time direct and determine.


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     (b)  To buy, sell, convey, lease, pledge, mortgage, exchange, assign or otherwise acquire, hold, and dispose of, handle and otherwise deal in and with real and personal property or any interest therein of whatever name, nature or description and wherever the same may be situated, either within or without the State of Minnesota, and to exercise unlimitedly all rights and powers incident to the acquisition, holding or disposition of such interest;

     (c) To lend money, credit or property to, guarantee or assume interests in, or contracts or obligations of, and otherwise aid or assist in any other manner corporations, associations and persons; to do all things necessary or desirable to protect or enhance directly or indirectly the value of any interest owned by the corporation or in which it may have any beneficial interest or rights;

     (d) To borrow money, credit, or property, to make contracts, to incur obligations and to secure the same by mortgage or pledge of all or part of its assets or franchises; to act for others in any capacity or manner;

     (e) To participate with others and to consolidate or merge with others in any business, enterprise or transaction which the company is authorized to engage in, in any manner and on any terms, and to do any and all further acts consistent with the purposes hereinbefore set forth, as now or hereafter authorized by law for a corporation, it being the intention that the enumeration of specific powers shall not operate to limit in any manner the general powers conferred upon corporations by the laws of the State of Minnesota.

                                   ARTICLE III.
                                   ------------

     The period of duration of this corporation shall be perpetual.

                                   ARTICLE IV.
                                   -----------

     The location and post office address of the registered office of this corporation is Rogers, Minnesota.

                                    ARTICLE V.
                                    ----------

     The amount of the total authorized capital stock of this corporation shall be Twenty-five Thousand ($25,000.00) Dollars,


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divided into Five Hundred Thousand (500,000) shares of common stock of the par value of Five Cents ($.05) per share. Each share of stock shall have one vote and voting shall be non-cumulative. The shareholders of this corporation shall have no pre-emptive rights to subscribe to any issue of shares of any class of this corporation now or hereafter made.

                                   ARTICLE VI.
                                   -----------

     The amount of stated capital at the time of adoption of these Restated
Article if Twenty-five Thousand ($25,000.00) Dollars.

                                  ARTICLE VII.
                                  ------------

     The management and control of the business affairs and property of this corporation shall be vested in the Board of Directors consisting of at least three but not more than seven Directors elected by the shareholders. The Directors shall elect or appoint the President, Treasurer and Secretary of the corporation and such assistant officers as the Directors may in their discretion from time to time prescribe. Any person may hold any two offices at the same time. No officer need be a director of the corporation. Every Director and officer when elected shall serve for one year and thereafter until the election and qualification of its successor.

                                   ARTICLE VIII.
                                   -------------

     The Board of Directors of this corporation shall have the authority to:

     (a) Accept or reject subscriptions for shares of any class made after incorporation;

     (b) Fix the terms and conditions of rights to convert any of its securities into shares of any class or classes and of options to purchase and subscribe for shares of any class or classes; and

     (c) Authorize the issuance of stock, conversion rights, or options in such manner at such times and such amounts and for such considerations in money or property or both as the Board of Directors of the corporation may from time to time determine.

                                   ARTICLE IX.
                                   -----------

     The names and post office addresses of the present Board of Directors are as follows:

     William F. Feyersen                         6713 Cornelia Drive
                                                 Minneapolis, Minnesota

     O.C. Barr                                   487 Skillman Avenue East
                                                 St. Paul, Minnesota

     R. H. Larson                                First National Bank Building
                                                 Minneapolis, Minnesota

     The above named Directors shall serve as Directors until the election and qualification of their successors.

                                    ARTICLE X.
                                    ----------

     The Board of Directors may from time to time, by vote of a majority of its members, make, alter, amend or rescind all or any of the By-Laws of this corporation subject to the power of the shareholders to change or repeal such By-Laws.

                                   ARTICLE XI.
                                   -----------

     The holders of a majority of the outstanding shares shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of this corporation including its goodwill upon such terms and conditions and for such considerations which may be money, shares, bonds or other instruments for the payment of money or other property as the Board of Directors deem expedient; to amend the Articles of Incorporation of this corporation; and adopt or reject any agreement of consolidation or merger.

     RESOLVED FURTHER: That the President and Secretary of this corporation be, and they hereby are, authorized, empowered, and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation embracing the foregoing resolution and to cause such certificate to be filed in the manner required by law.

     IN WITNESS WHEREOF we have subscribed our named and caused the corporate seal of said corporation to be hereto affixed this 2nd day of December, 1968.

IN THE PRESENCE OF:

/s/ Barbara L. Bolina                             /s/  William F. Feyersen
---------------------------------                 ------------------------------
                                                  William F. Feyersen, President


                                                  /s/  R. H. Larson
---------------------------------                 ------------------------------
                                                  R. H. Larson, Secretary

STATE OF MINNESOTA)
                  )  SS
COUNTY OF Hennepin)

     On this 2nd day of December, 1968, before me a Notary Public within and for
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said County, personally appeared William F. Feyersen and R. H. Larson, to be known to be the persons named in and who executed the foregoing certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company, and each acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.

                                                      /s/ Barbara L. Bolina
                                                  ------------------------------
                                                        Barbara L. Bolina
                                                         Notary Public

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                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE

     I hereby certify that the within instrument was filed for record in this office on the 10th day of December A.D. 1968, at 8 o'clock A.M., and was duly
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recorded  in  Book  E  of  incorporations  on  page  229.
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APPR'D & FILED
INDEXED ______
IND. FREO______
DEK CHECKED______
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